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                                                                   EXHIBIT 10.24


                                 PROMISSORY NOTE

$1,900,000.00
                                                            February 13, 2002

          FOR VALUE RECEIVED, the Undersigned, Dunkirk Acquisition, LLC ("Maker") promises to pay to the order of New York Job Development Authority, d/b/a Empire State Development Corporation, a public benefit corporation created under Article 8, Title 8 of the New York Public Authorities Law ("JDA") the sum of One Million Nine Hundred Thousand and 00/100 DOLLARS ($1,900,000.00) together with interest as follows:

          The rate of interest to be charged commencing on the date that is one year from the date hereof is five percent (5%) per annum. Such interest shall be computed on the basis of a year of twelve, thirty-day months.

          The undersigned promises to pay principal and interest commencing on the first day of the month after the first year anniversary date of this Note, and continuing on the first day of each and every month thereafter during the term of this Note, for a total of 108 equal monthly payments of interest and principal. Each payment of principal and interest shall be in the amount of $21,888.82. All payments shall be payable at the office of:

                   NEW YORK JOB DEVELOPMENT AUTHORITY
                   633 Third Avenue, 37th Floor
                   New York, New York 10017

          The balance of principal plus accrued interest together with all such additional charges which may be due and owing under the terms of this Note, and a certain Security Agreement executed of even date herewith, shall be due and payable in full on the first day of the month that is the tenth year anniversary date of this Note.

          This Note is issued pursuant to said Security Agreement between JDA and Maker under which JDA has been granted a security interest in certain collateral as described therein.

          Maker expressly agrees to the following additional terms in consideration of the loan:
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1.        All payments shall be applied first to accrued interest to the date of payment.  The balance shall be applied toward the reduction of principal.

2. In the event that any monthly payment of principal and/or interest is not received within ten (10) days after said payment is due, Maker shall pay to the holder of this Note on demand, as an administrative charge for late payment, an amount equal to the lesser of four percent (4%) of the overdue payment, or the maximum amount permitted by law.

3. Upon the occurrence of an Event of Default pursuant to the terms, covenants, conditions, provisions, warranties and agreements of the aforesaid Security Agreement, or any default pursuant to the terms of this Note, including but not limited to the failure to make timely payment of any portion of principal or interest hereon, the unpaid balance of this Note shall become due and payable at once at the option of the holder hereof. Upon the occurrence of an Event of Default pursuant to the terms of any other debt instrument or security interest given by the Maker to JDA. Failure to exercise this option shall not constitute a waiver of any other rights or remedies of holder, including the right to exercise the same in the event of any subsequent default.

4. If a suit is brought hereon or any attorney is employed or expenses are incurred to compel payment of this Note, or any portion of the indebtedness evidenced hereby, the holder of this Note shall be entitled to its costs, attorneys' fees, disbursements, and expenses which Maker hereby agrees to pay.

5. Maker agrees to indemnify JDA for any and all claims against JDA, or costs, expenses, liabilities or damages incurred by JDA in connection with this loan and the project financed except to the extent that JDA has indemnified the Borrower in the parties' written Personal Property Asset Purchase Agreement dated February 8, 2002 and written Real Property Asset Purchase Agreement dated February 8, 2002.

          This Note shall be construed in accordance with and governed by the laws of the State of New York. This Note may not be changed or terminated orally. Maker hereby waives presentment, demand for payment, protest and notice of nonpayment or dishonor.

                                                     Dunkirk Acquisition, LLC


                                                     By:
                                                        ------------------------
                                                        Name:
                                                             -------------------
                                                        Title:
                                                              ------------------
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STATE OF NEW YORK   )
                          ) ss.:
COUNTY OF ________  )

     On the ____ day of February, in the year 2002, before me, the undersigned, personally appeared ______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he\she executed the same in his\her capacity, and that by his\her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                    Notary Public